Investor Presentation August 2021 Nasdaq: FVE

2 Warning Concerning Forward-Looking Statements Note: Data throughout this presentation is unaudited and as of and for the three and six months ended June 30, 2021, unless otherwise noted. Also, statements about the industry and demographics relate to the United States. Throughout this presentation we show financial results of the senior living communities that we manage on behalf of DHC. Managed senior living communities' financial results do not represent our financial results, and are included to provide supplemental information regarding the operating results and the financial conditions of the communities from which we earn management fees. This presentation contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever we use words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and our actual results may differ materially from those contained in, or implied by, our forward- looking statements. Forward-looking statements in this presentation relate to various aspects of our business, including the implementation and anticipated effects of our strategic plan, our targets for certain earnings and expense metrics following implementation of our strategic plan, our ability to operate our senior living communities profitably, our anticipated uses of cash liquidity, our ability to grow revenues at the senior living communities we manage and to increase the fees we earn from managing senior living communities, our expectation to focus our expansion activities on internal growth from our existing senior living communities and the ancillary services that we may provide, our ability to increase the number of senior living communities we operate and residents we serve, and to grow our other sources of revenues, including rehabilitation and wellness services and other services we may provide, whether the aging U.S. population and increasing life spans of older adults will increase the demand for senior living communities, health and wellness centers and other healthcare related properties and services, and the impact of COVID-19 on our business. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond our control, such as the impact of conditions in the economy and the capital markets on us and our residents and other customers, competition within the senior living and other health and wellness related services businesses, older adults delaying or forgoing moving into senior living communities or purchasing health and wellness services from us, increases in our labor costs or in costs we pay for goods and services, increases in tort and insurance liability costs, our operating and debt leverage, actual and potential conflicts of interest with our related parties, changes in Medicare or Medicaid policies and regulations, or the possible repeal, replacement or modification of Medicare, Medicaid or other existing or proposed legislation or regulations, which could result in reduced Medicare or Medicaid rates or a failure of such rates to cover our costs or limit the scope or funding of either or both programs, or reductions in private insurance utilization and coverage, delays or non-payments of government payments to us, compliance with, and changes to, federal, state and local laws and regulations that could affect our services or impose requirements, costs and administrative burdens that may reduce our ability to operate our business profitably, our exposure to litigation and regulatory and government proceedings, continued efforts by third party payers to reduce costs, and acts of terrorism, outbreaks of pandemics, including COVID-19, or other human made or natural disasters. For example: (a) challenging conditions in the senior living industry continue to exist and our business and our operations remain subject to substantial risks, many of which are beyond our control; as a result, our operations may not be profitable in the future and we may realize losses; (b) we may not successfully execute our strategic growth and cost rationalization initiatives, (c) we may not successfully integrate, operate and profitably manage our senior living communities and rehabilitation and wellness services clinics; (d) we cannot be sure that we will enter additional management arrangements with Diversified Healthcare Trust (DHC); (e) our belief that the aging of the U.S. population and increasing life spans of older adults will increase demand for senior living communities and services may not be realized or may not result in increased demand for our services; (f) our investments in our workforce and continued focus on reducing our employee turnover level by enhancing our competitiveness in the marketplace with respect to cash compensation and other benefits may not be successful and may not result in the benefits we expect to achieve through such investments; (g) we may not be able to implement each aspect of our strategic plan within the timeframe we expect, or at all, due to a variety of factors, including that we and DHC may not identify and agree to terms with new operators for communities to be transitioned or we may not be able to close certain Ageility clinics or close and reposition certain skilled nursing facilities; (h) the cost of implementing the strategic plan may be more than we expect and we may not realize the anticipated benefits of such plan; (i) our marketing initiatives may not succeed in increasing our occupancy and revenues, and they may cost more than any increased revenues they may generate; (j) our strategic investments to enhance efficiencies in and benefits from our purchasing of services may not be successful or generate the returns or savings we expect; (k) circumstances that adversely affect the ability of older adults or their families to pay for our services, such as economic downturns, weakening housing market conditions, higher levels of unemployment among our residents’ or potential residents’ family members, lower levels of consumer confidence, stock market volatility and/or changes in demographics generally, could affect the revenues and profitability of our senior living communities; (l) residents who pay for our services with their private resources may become unable to afford our services, resulting in decreased occupancy and decreased revenues at our senior living communities; (m) the various federal and state government agencies that pay us for the services we provide to some of our residents are experiencing budgetary constraints and may lower the Medicare, Medicaid and other rates they pay us; (n) we may be unable to repay or refinance our debt obligations when they become due; (o) certain aspects of our operations and future growth we may pursue in our business may require significant amounts of working capital and require us to make significant capital expenditures; accordingly, we may not have sufficient cash liquidity; (p) the amount of available borrowings under our credit facility is subject to our having qualified collateral, which is primarily based on the value of the assets securing our obligations under our credit facility; (q) the availability of borrowings under our credit facility is subject to our satisfying certain financial covenants and other conditions that we may be unable to satisfy; (r) insurance costs may continue to rise and our actions and approach to managing our insurance costs may not be successful and could result in our incurring significant costs and liabilities that we will be responsible for funding; (s) contingencies in any applicable acquisition or sale agreements we or DHC have entered into, or may enter into, may not be satisfied and our and DHC's applicable acquisitions or sales, and any related management arrangements we may expect to enter into, may not occur, may be delayed or the terms may change; (t) we and DHC may not be able to sell communities that we or DHC may seek to sell on acceptable terms; (u) the advantages we believe we may realize from our relationships with related parties may not materialize; (v) operating deficiencies or a license revocation at one or more of our senior living communities may have an adverse impact on our ability to operate, obtain licenses for, or attract residents to, our other communities; (w) we may be unable to meet collateral requirements related to our workers' compensation insurance program, which may result in higher costs; and (x) the COVID-19 pandemic may continue to adversely affect our business, operating results and financial condition for an indefinite period of time, including by decreasing the occupancy of our senior living communities, causing staffing and supply shortages and increasing the costs of operating our senior living communities and our efforts to mitigate the effects of the COVID-19 pandemic may be insufficient. Our Annual Report on Form 10-K for the year ended December 31, 2020, our Quarterly Reports on Form 10-Q for the periods ended March 31, 2021 and June 30, 2021, and our other filings with the Securities and Exchange Commission (SEC) identify other important factors that could cause differences from our forward-looking statements. The filings with the SEC of Five Star Senior Living Inc. (Five Star or Five Star Senior Living) are available on the SEC’s website at www.sec.gov. You should not place undue reliance upon our forward-looking statements. Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise. Non-GAAP Financial Measures This presentation contains non-GAAP financial measures, including earnings (and earnings per share) before interest, income tax, depreciation and amortization (EBITDA) and Adjusted EBITDA, adjusted net income and adjusted earnings per diluted share. Reconciliations for these metrics to the closest U.S. generally accepted accounting principles (GAAP) metrics are included later in this investor presentation. We believe the non- GAAP financial measures included in this investor presentation are meaningful supplemental disclosures because they may help investors better understand changes in our operating results and ability to meet financial obligations or service debt, make capital expenditures and expand our business. We believe that these non-GAAP financial measures are meaningful financial measures that may help investors better understand our financial performance, including by allowing investors to compare our performance between periods and to the performance of other companies. Our management uses these non-GAAP financial measures to evaluate our financial performance and compare it over time and against competitors. These measures should not be considered as alternatives to net income (loss) or operating (loss) income, as indicators of our operating performance or as measures of our liquidity. Also, EBITDA and Adjusted EBITDA as presented may not be comparable to similarly titled amounts calculated by other companies.

3 Strategic Business Plan Five Star's strategy centers around being a provider of services that enrich and inspire the lives of older adults as they age. Reposition • Reposition senior living service offerings to focus on larger assisted living (AL), independent living (IL) and memory care (MC) communities as well as stand-alone active adult (AA) and IL communities. • Exit skilled nursing business. • Exit 108 communities to accomplish the above. Diversify • Continue to focus on revenue diversification opportunities. ◦ Continue to grow Ageility rehabilitation outside Five Star footprint. ◦ Expand ancillary service offerings, including fitness, concierge services and home health, to provide choice-based, financially flexible resident experience and reach customers outside Five Star communities. Evolve • Develop scalable shared service center to support operations and growth. ◦ Right-size corporate G&A. ◦ Continue to evaluate and improve basic business processes to drive informed decision making. • Deliver differentiated, customer-focused resident experience consistently executed across segments of the repositioned portfolio of communities.

4 Owned and Leased Portfolio Total Managed Portfolio Retained Managed Portfolio (2) Transitioning Managed Portfolio (3) Average Occupancy 68.1% 69.5% 72.9% 62.4% Wages as % of Revenue (1) 60.9% 57.0% 53.6% 64.6% Operating Margin (1) (26.7)% 7.4% 10.1% 2.1% EBITDA Margin (1)(4) (13.6)% 4.3% 7.3% (2.5)% Senior Living Portfolio Transition Portfolio as of Type of Units IL 10,979 AL 12,023 MC/ALZ 3,247 SNF 1,484 Total Units 27,733 (1) Exclusive of the Provider Relief Funds under the Coronavirus Aid, Relief, and Economic Security Act, or CARES Act, and other governmental grants recognized as other income. In addition, it excludes Restructuring Expenses of $11.5 million, $10.2 million, and $1.4 million for the total managed portfolio, retained managed portfolio, and transitioning managed portfolio, respectively. (2) Retained managed portfolio includes the remaining 120 senior living communities not part of the transitioning portfolio. (3) Transitioning managed portfolio includes (i) 108 senior living communities, with approximately 7,500 living units that are expected to be transitioned to new operators and (ii) 1,473 SNF units in 26 CCRCs that were closed in the three months ended June 30, 2021 and will be repositioned and an additional 59 SNF units that are expected to be closed and repositioned in one CCRC during the remainder of 2021 that FVE will continue to manage for DHC. (4) Earnings before interest, taxes, depreciation and amortization. Type of Units IL 10,979 AL 12,109 MC/ALZ 3,220 SNF 2,957 Total Units 29,265 March 31, 2021 June 30, 2021 Senior Living Results for the three months ended June 30, 2021

5 As a % of Revenue Q2 2021 Actual (1) Normalized Target Wages & Benefits 61% 50% G&A Expense 40% 20% EBITDA (1%) 30% U.S. Active Adult (55+) and Assisted Living Community Market Size (3) (dollars in millions) Senior Living Communities Operated Current Portfolio vs. Normalized Targets • Develop a scalable shared service center to support operations and growth. ◦ Right-size corporate G&A. ◦ Continue to evaluate and improve basic business processes to drive informed decision making • Deliver differentiated, customer-focused resident experience consistently executed across segments of the repositioned portfolio of communities. ◦ Drive improved occupancy and RevPAR. ◦ Accelerate growth in the retained senior living portfolio to meet the demand of the active, aging adult population. Aging U.S. Population (2) • The aging of the Baby Boomer generation and increasing life expectancy are leading to a fundamental demographic shift. • From 2020 to 2030, the 65+ U.S. population is expected to grow by 30% from 56M to 73M, and by 69% to 95M by 2060. (1) Includes community-level revenue and expenses for 24 owned and leased senior living communities and 228 managed senior living communities. Exclusive of funds received under the CARES Act and other governmental grants recognized as other income. (2) Source: U.S. Census Bureau. (3) Source: Grand View Research. Align to Market Demographics

6 Revenue Mix as of June 30, 2021 Post-Transition Revenue Mix (2)(3) Fitness / Other Outpatient Rehab Inpatient Rehab Independent and Assisted Living Continued Care Retirement Community Skilled Nursing $— $5,000 $10,000 $15,000 $20,000 Line of Service 2 Q 2 1 R ev en ue s (t ho us an ds ) Owned/Leased Management Fees (1) Rehabilitation and Wellness Services Senior Living Fitness / Other Outpatient Rehab Inpatient Rehab Independent and Assisted Living Continued Care Retirement Community Skilled Nursing $— $5,000 $10,000 $15,000 $20,000 Line of Service 2 Q 2 1 R ev en ue s (t ho us an ds ) Owned/Leased Management Fees (1) Rehabilitation and Wellness Services Senior Living (1) Management fees equal 5% of gross revenues realized and 3% of constructions costs for construction projects we managed at the senior living communities we manage. (2) As if execution of the Transition happened on January 1, 2021. (3) Independent and assisted living senior living revenues excludes one leased community with 51 living units that has been out of service due to a fire on April 4, 2021.

7 Ageility Presence Business at a Glance - As of June 30, 2021 A National Senior Living and Rehabilitation and Wellness Services Provider ▪ 5th largest(1) U.S. senior housing operator. ▪ Senior Living segment serves approximately 21,000 older adult residents in 252 senior living communities with 27,733 living units across 31 states. ▪ Ageility, a division of Five Star, operating within our Rehabilitation and Wellness Services segment, has served approximately 11,800 older adult clients during 2021 in 218 outpatient clinics across 28 states.(2) ▪ Employs approximately 16,560 team members. Balanced Revenue Mix Top 10 States* All Other States* *Defined by number of total senior living units per state. Owned and Leased Senior Living 35% Rehabilitation and Wellness Services 37% Senior Living Management Fees 28% (1) Based on the June 2021 Seniors Housing News list of largest operators. (2) The repositioning phase of the Strategic Plan announced on April 9, 2021, is expected to eliminate all inpatient Ageility clinics (37). As of June 30, 2021, 27 Ageility inpatient clinics have been closed. As part of the Strategic Plan we expect to transition 108 senior living communities managed on behalf of DHC to new operators. These communities have 44 Ageility outpatient rehabilitation clinics, which, due to the transfer to a new operator, may be subject to closure by the new operator.

8 Five Star COVID-19 Response and Leadership During the Pandemic (1) In all service lines of business (IL, AL and ALZ). (2) Spot occupancy represents occupancy on the final day of the month for comparable managed communities, which includes 120 managed senior living communities that FVE has continuously managed since January 1, 2020. Comparable communities are exclusive of 108 senior living communities currently managed for DHC that are expected to be transitioned to new operators, 1,473 SNF units in 26 CCRCs that were closed during the three months ended June 30, 2021 and are in the process of being repositioned, and an additional 59 SNF units that are expected to be closed and repositioned in one CCRC during the remainder of 2021 that we will continue to manage for DHC. (3) All team members who work in or visit communities operated by FVE or Ageility clinics as part of their responsibilities will be required to be fully vaccinated against COVID-19 by September 1, 2021. Operations Update ▪ We are welcoming new residents in all of our communities(1) as of July 31, 2021. ▪ In the month of July, there were 46 new confirmed resident COVID-19 cases. ▪ Spot occupancy(2) as of July 31, 2021 was 73.8%, up 50 basis points (bps) from June 30, 2021. ▪ Our sales lead volume was 5,839 for the month of June 2021, a 16.9% increase from the prior month; in addition, our conversion rate as of July 31, 2021 has increased 350 bps to 8.7% from a low in January 2021. Transitioning Portfolio Monthly Moves and Tours Retained Portfolio Monthly Moves and Tours Residents Team Members (3) Vaccination Update as of June 30, 2021

9 (1) Includes all communities operated by FVE as of and for the period ended June 30, 2021. (2) AL includes 3,201 Memory Care (MC)/Alzheimer's (ALZ) living units and FVE's CCRC's include 46 MC/ALZ living units that utilize our Bridge to RediscoveryTM Program. (3) Managed on behalf of DHC. (4) Leased from Healthpeak Properties Inc. (NYSE: PEAK). PEAK is in the process of selling FVE's three leased communities with 152 living units with an anticipated transition date of September 1, 2021. (5) Includes one active adult (AA) community with 167 units. (6) CCRCs consist of 559 IL living units, 360 AL living units, 46 MC/ALZ living units and 582 SNF living units. Senior Living Segment Senior Living Unit Mix at June 30, 2021 — Strategically Focused on Choice Based Product (1) Favorable Senior Living Payer Mix — Provides Operational Flexibility (1) Independent Living (IL) and Active Adult (AA) Assisted Living (AL)(2) Continued Care Retirement Community (CCRC) (2)(6) Skilled Nursing (SNF) Total Units % of Total Units Managed (3) 9,855(5) 13,178 1,547 902 25,482 92% Leased (4) 0 152 — — 152 1% Owned 565 1,534 — — 2,099 7% Total Units 10,420 14,864 1,547 902 27,733 100% % of Total Units 38% 54% 5% 3% 100% Private Pay and Other Medicare Medicaid 2Q21 Percent of Revenues

10 Senior Living Rate and Occupancy Details Comparable Community RevPAR and Avg. Occupancy (1)(3)(4) Comparable Community RevPOR (2)(3)(4) Owned/Leased RevPAR Managed RevPAR Owned/Leased Avg. Occupancy Managed Avg. Occupancy Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 — 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 65.0% 70.0% 75.0% 80.0% 85.0% 90.0% Owned/Leased RevPOR Managed RevPOR Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 — 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 Comparable Community Data by Community Type (3) Owned/Leased 2Q20 3Q20 4Q20 1Q21 2Q21 IL/AL Spot Occupancy 76.6% 73.5% 70.0% 68.6% 69.7% RevPAR $ 2,811 $ 2,668 $ 2,605 $ 2,480 $ 2,421 RevPOR $ 3,538 $ 3,475 $ 3,534 $ 3,613 $ 3,520 Managed 2Q20 3Q20 4Q20 1Q21 2Q21 IL/AL Spot Occupancy 79.2% 75.3% 72.2% 71.3% 73.2% RevPAR $ 3,266 $ 3,128 $ 3,023 $ 2,891 $ 2,917 RevPOR $ 3,999 $ 3,981 $ 4,003 $ 4,088 $ 4,055 CCRC Spot Occupancy 84.9% 80.3% 78.2% 76.9% 78.6% RevPAR $ 3,373 $ 3,237 $ 3,119 $ 3,058 $ 3,052 RevPOR $ 3,864 $ 3,865 $ 3,861 $ 3,982 $ 3,948 (1) RevPAR is defined by FVE as resident fee revenues for the portfolio for the period divided by the average number of available units for the period, divided by the number of months in the period. Average number of available units for the period includes only living units categorized as in service. Amounts for Q2 2020, Q4 2020, Q1 2021 and Q2 2021 exclude income received by communities under the CARES Act and other governmental grants. (2) RevPOR is defined by FVE as resident fee revenues for the portfolio divided by the average number of occupied units for the period, divided by the number of months in the period. Amounts for Q2 2020, Q4 2020, Q1 2021 and Q2 2021 exclude income received under the CARES Act and other governmental grants. (3) Comparable community data represents data for 23 owned and leased senior living communities and 120 managed senior living communities that FVE continuously owned, leased or managed since January 1, 2020. Comparable communities are exclusive of 108 senior living communities currently managed for DHC that are expected to be transitioned to new operators, 1,473 SNF units in 26 CCRCs that were closed during the three months ended June 30, 2021 and are in the process of being repositioned, and an additional 59 SNF units that are expected to be closed and repositioned in one CCRC during the remainder of 2021 that FVE will continue to manage for DHC. Comparable communities are also exclusive of one leased community with 51 living units that has been out of service due to a fire on April 4, 2021. (4) The 2021 and 2020 quarterly metrics reflect the impact COVID-19 has had on the operations of comparable communities. R at e R at e Average O ccupancy

Rehabilitation and Wellness Services Segment

A growth engine to diversify revenues and differentiate Five Star's offering.

Segment Historical Growth
(dollars in thousands)



Revenues
$100,000
$80,000
$60,000
$40,000
$20,000
$—
300
250
200
150
100
Clinics
2016
2017
2018
2019
2020
1H21(1) Annualized
Segment Revenues
Ageility Clinics

Segment YOY Revenue Growth[2]

	2Q20	3Q20	4Q20	FY20	1Q21	2Q21[3]
Ageility Physical Therapy	4.6%	15.0%	8.6%	12.1%	(9.5)%	(11.1)%
Other[6]	37.4%	41.6%	26.0%	37.5%	19.3%	29.0%
Total Segment	**5.7%**	**15.9%**	**9.3%**	**12.9%**	**(8.6)%**	**(9.3)%**

Outpatient Clinics and Affiliations



250
200
150
100
50
206
209
207
215
218
Q2'20
Q3'20
Q4'20
Q1'21
Q2'21
Five Star Communities
Non-Five Star Communities

Outpatient Visits[4]
(amounts in thousands)



250
200
150
100
50
139
155
150
149
156
Q2'20
Q3'20
Q4'20
Q1'21
Q2'21
Outpatient Visits

Clinic openings have a 5-year CAGR[5] of 25.2%

(1) Rehabilitation and Wellness Services revenue results for the six months ended June 30, 2021 totaling $37.0 million were annualized for comparative purposes.
(2) All 2020 quarters are compared to pro forma results. For a reconciliation of Pro Forma data, refer to the Pro Forma Condensed Consolidated Statement of Operations within our press release included in our Current Report on Form 8-K dated February 24, 2021. As part of the Strategic Plan, the 37 Ageility inpatient clinics will be closed. As of June 30, 2021, 27 Ageility inpatient clinics have been closed. As part of the Strategic Plan, 108 senior living communities we manage on behalf of DHC are expected to be transitioned to new operators. These communities have 44 Ageility outpatient rehabilitation clinics, which, due to the transfer to a new operator, may be subject to closure by the new operator.
(3) Rehabilitation and Wellness services revenues for the second quarter of 2021 decreased when compared to the same period in 2020 primarily due to the closure of 27 Ageility inpatient clinics in the three months ended June 30, 2021.
(4) The metrics reflect the impact of COVID-19 on the operations of Ageility clinics.
(5) Compound annual growth rate, or CAGR, represents the annualized growth rate of the number of Outpatient Ageility clinics determined by net new outpatient clinics for the period from January 1, 2016 through June 30, 2021.
(6) Other segment revenues includes fitness, concierge services and home health.

11

Rehabilitation and Wellness Services Segment

Services business offers attractive economics and a model for expansion.

Economics

- Average investment in new Ageility clinic startups: $20,000 - $30,000 per clinic over the past three quarters.
- 6 - 9 month stabilization period in targeted AL communities.
- 11 net new clinics since January 1, 2021.

Positioning for Continued Growth

- Five Star's services business is geared towards evolving the senior living product to meet changing consumer preferences of the aging population.
- Fitness offerings started as an extension of the rehabilitation product and, while representing only 4.7% of segment revenues in 2Q21, grew over 56.0% YOY.
- Evaluating an array of additional concierge and home health services that could either be acquired or incubated internally, like Ageility.

Outpatient Revenues and Operating Margin By Quarter (1)(2)
(dollars in thousands)



Revenues
$20,000
$17,500
$15,000
$12,500
$10,000
$7,500
$5,000
$2,500
$—
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
—%
Margin
Q2'20
Q3'20
Q4'20
Q1'21
Q2'21
Outpatient Revenues
Operating Margin

Comparable Outpatient Revenues and Operating Margin Per Clinic (1)(2)(3)
(dollars in thousands)



Revenues
$100
$80
$60
$40
$20
$—
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
—%
Margin
Q2'20
Q3'20
Q4'20
Q1'21
Q2'21
Outpatient Revenues
Operating Margin

(1) The metrics reflect the impact of COVID-19 on the operations of Ageility clinics.
(2) Revenues and operating margin exclude CARES Act and other governmental grants recognized as other income and the results of FVE's home health operations. Operating margin is defined as revenues exclusive of any funds received under the CARES Act and other government grants, less direct operating expenses. Direct operating expenses does not include any allocated corporate general and administrative costs to support this service line.
(3) Comparable outpatient clinic data represents data for clinics that FVE has continuously owned and operated since April 1, 2020.

12

Financial Highlights

Liquidity as of June 30, 2021

- Liquidity as of June 30, 2021:
  - $99.3 million of unrestricted cash and cash equivalents on hand.
  - $7.0 million of outstanding debt in one mortgage note maturing 2032.
  - No borrowings outstanding under $65.0 million[(1)] revolving credit facility secured by 11 communities with a net book value of $92.9 million.
  - Own eight unencumbered AL/IL communities with 742 living units and a net book value of $50.0 million.

Uses of Cash

1. Owned portfolio — average $1,800 - $2,200 per unit in maintenance capex annually → drive competitiveness.
2. Rehabilitation and Wellness services segment — expansion of Ageility with 2-4 net new clinics quarterly in 2021 → diversify and grow revenues.
3. Shared services platform — investment in people and technologies → support efficiency and growth.

Revenue Mix (3)



Percent of Revenues
100%
80%
60%
40%
20%
—%
36%
29%
35%
34%
28%
38%
34%
28%
38%
34%
27%
39%
35%
28%
37%
2Q20
3Q20
4Q20
1Q21
2Q21
Rehab & Wellness Services Revenues
Management Fee Revenues
Senior Living Revenues

Net Income, EPS and EBITDA (2)(3)

In thousands, except per share amounts

	2Q20	3Q20	4Q20	1Q21	2Q21
Net (Loss) Income	$ 3,002	$ 3,715	$ 2,903	$ 3,315	$(12,302)
Adj. Net Income	$ 5,256	$ 3,824	$ 2,931	$ 3,507	$ (9,335)
Diluted EPS	$ 0.10	$ 0.12	$ 0.09	$ 0.10	$ (0.39)
Adj. Diluted EPS	$ 0.17	$ 0.12	$ 0.09	$ 0.10	$ (0.30)

(1) The amount of available borrowings under FVE's revolving credit facility is subject to qualifying collateral and is reduced by issued letters of credit. At June 30, 2021, FVE had letters of credit issued under the credit facility and outstanding of $0.8 million and $46.5 million available for borrowings under FVE's revolving credit facility.
(2) See slide 17 for calculation of adjusted Net Income and adjusted EPS.
(3) These figures are the actual results for the respective three month period and have not been adjusted for any transition activities still to occur as of June 30, 2021.

13

Appendix

15 Condensed Consolidated Statement of Operations (in thousands) (unaudited) Appendix Three Months Ended June 30, 2021 June 30, 2020 Revenues Rehabilitation and wellness services $ 17,453 $ 19,268 Senior living 16,378 19,590 Management fees 12,927 15,705 Total management and operating revenues 46,758 54,563 Reimbursed community-level costs incurred on behalf of managed communities 195,271 224,104 Other reimbursed expenses 16,592 6,417 Total revenues 258,621 285,084 Other operating income (1) 2 1,499 Operating expenses Rehabilitation and wellness services expenses 15,668 16,144 Senior living wages and benefits 9,896 9,705 Other senior living operating expenses 8,968 9,016 Community-level costs incurred on behalf of managed communities 195,271 224,104 General and administrative 22,748 23,392 Restructuring expenses 15,389 175 Depreciation and amortization 2,989 2,703 Total operating expenses 270,929 285,239 Other income (expense) 162 756 Income (loss) before income taxes (12,144) 2,100 (Provision) benefit for income taxes (158) 902 Net income (loss) $ (12,302) $ 3,002 (1) Other operating income includes income recognized under the CARES Act and other governmental grants, primarily related to FVE's independent and assisted living communities.

16 (1) CapEx spend by segment represents amounts paid related to the acquisition of property and equipment of FVE and does not reflect amounts paid for the acquisition of property and equipment on behalf of and reimbursed by DHC. (2) During the three months ended June 30, 2021, we closed two rehabilitation and wellness services outpatient clinics. We also closed 27 rehabilitation and wellness services inpatient clinics as part of the Strategic Plan. During the three months ended June 30, 2020, we closed one rehabilitation and wellness services outpatient clinic and one inpatient clinic, primarily as a result of being located in senior living communities that were operated in communities FVE managed on behalf of DHC that were sold or closed. CapEx Spend by Segment(1) (dollars in thousands, except per unit and clinic data) (unaudited) Three Months Ended June 30, 2021 June 30, 2020 Senior living: Development, redevelopment and other activities $ 386 $ 67 Building improvements 1,760 523 Total senior living 2,146 590 Rehabilitation and wellness services: New clinic openings 10 35 Recurring clinic investments 65 — Total rehabilitation and wellness services 75 35 Corporate and other 107 483 Total CapEx spend $ 2,328 $ 1,108 Senior living: Number of units 2,251 2,312 Development, redevelopment and other activities spend per unit $ 172 $ 29 Building improvements spend per unit $ 782 $ 226 Rehabilitation and wellness services: Number of clinics 228 246 Number of new clinics opened 5 4 Number of clinics closed (2) 29 2 Number of net new clinics (24) 2 New clinic opening spend per clinic $ 2,022 $ 8,750 Recurring investment per clinic $ 292 $ — Appendix

17 Three Months Ended June 31, 2021 (1)(2) June 30, 2020 (1)(2) Net income (loss), earnings (loss) per diluted share $ (12,302) $ (0.39) $ 3,002 $ 0.10 Adjustments, net of tax (4): Severance (2) — 217 Litigation settlement — 1,902 Net restructuring expenses (3) 2,967 135 Adjusted net income (loss), adjusted earnings (loss) per diluted share $ (9,335) $ (0.30) $ 5,256 $ 0.17 Net Income (Loss) and Adjusted Net Income (Loss) (in thousands, except per share amounts) (unaudited) (1) Includes funds received under the CARES Act and other governmental grants. (2) Costs incurred for the three months ended June 30, 2020 represent those related to a reduction in workforce. (3) Costs incurred implementing the Strategic Plan recognized in the three months ended June 30, 2021, net of amounts to be reimbursements from DHC of $11.5 million. (4) The above non-GAAP adjustments are shown net of tax calculated at an effective statutory tax rate of 23.1% (combined federal of 21.0% and state of 2.1%) for the three months ended June 30, 2021 and 2020. The company is currently in a net tax loss carry forward position. The company’s effective rate was (1.3%) and (3.7%) for the three months ended June 30, 2021 and 2020, respectively. The statutory rate was used to provide a more effective comparison to other reporting companies. Appendix

18 (1) Changes in assets and liabilities and acquisition of property and equipment for the three months ended June 30, 2021 reflect reclassification adjustments of certain DHC reimbursements from the prior period to conform to the current period presentation. Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited) Six Months Ended June 30, 2021 June 30, 2020 CASH FLOW FROM OPERATING ACTIVITIES: Net loss $ (8,987) $ (14,207) Adjustments to reconcile net loss to cash provided by operating activities Non-cash income and expense adjustments, net 7,874 30,412 Changes in assets and liabilities (1) 18,993 23,953 Net cash provided by operating activities 17,880 40,158 CASH FLOW FROM INVESTING ACTIVITIES: Acquisition of property and equipment(1) (4,466) (3,121) Purchases of debt and equity investments (231) (5,092) Proceeds from sale of property and equipment — 2,725 Distributions in excess of earnings from Affiliates Insurance Company — 287 Proceeds from sale of debt and equity investments 2,035 4,851 Net cash used in investing activities (2,662) (350) CASH FLOW FROM FINANCING ACTIVITIES: Costs related to issuance of common stock — (559) Repayments of mortgage note payable (204) (190) Repayments of finance lease principal (397) — Targeted SNF distribution funds received on behalf of others — 4,715 Payment of employee tax obligations on withheld shares (3) — Net cash (used in) provided by financing activities (604) 3,966 Increase in cash and cash equivalents and restricted cash and restricted cash equivalents 14,614 43,774 Cash and cash equivalents and restricted cash and restricted cash equivalents at beginning of period 109,597 56,979 Cash and cash equivalents and restricted cash and restricted cash equivalents at end of period $ 124,211 $ 100,753 Reconciliation of cash and cash equivalents and restricted cash and cash equivalents: Cash and cash equivalents $ 99,270 $ 76,114 Current restricted cash and cash equivalents 23,707 23,858 Other restricted cash and cash equivalents 1,234 781 Cash and cash equivalents and restricted cash and cash equivalents at end of period $ 124,211 $ 100,753 Appendix

Nasdaq: FVE fivestarseniorliving.com ir@5ssl.com